Registration No. 333-69195
   ----------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           -------------------
                       POST-EFFECTIVE AMENDMENT #1
                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                           -------------------
                         IMS HEALTH INCORPORATED
          (Exact name of Registrant as specified in its charter)

              Delaware                           06-1506026
  (State or other jurisdiction of      (I.R.S. Employer Identification
   incorporation or organization)                  Number)

                            200 Nyala Farms
                           Westport, CT 06880
             (Address, including zip code, of Registrant's
                      principal executive office)

       1998 IMS Health Incorporated Non-Employee Directors' Stock
                             Incentive Plan
     1998 IMS Health Incorporated Non-Employee Directors' Deferred
                           Compensation Plan
      1998 IMS Health Incorporated Employees' Stock Incentive Plan
                       (Full title of the Plans)
                       --------------------------
                           Kenneth S. Siegel
          Senior Vice President, General Counsel and Secretary
                        IMS Health Incorporated
                            200 Nyala Farms
                           Westport, CT 06880
                             (203) 222-4200
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                               Copies to:
                         Joel S. Hoffman, Esq.
                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                     New York, New York 10017-3954
                             (212) 455-2000
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                     CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
                                          Maximum      Maximum
                                          Offering    Aggregate      Amount of
    Title of Securities     Amount to be Price Per  Offering Price Registration
      to be Registered       Registered   Share(b)       (b)          Fee (b)

Common Stock, $0.01 par    13,130,000(c)
value per share(d)

Options to Purchase Common  1,313,000
Stock(e)

(a) Subject to adjustment to prevent dilution resulting from 2-for-1 stock split. This registration statement, as originally filed with the Securities and Exchange Commission on December 18, 1998 (File Number 333-69195), covered 13,130,000 shares of Common Stock, $0.01 par value per share and 1,313,000 options to purchase Common Stock. Pursuant to Rule 416(b)under the Securities Act of 1933, as amended (th "Act"), the number of shares of Common Stock covered by this registration statement also include 13,130,000 additional shares of Common Stock and the number of options covered by this registration statement include 1,313,000 additional options, represented by the 2-for-1 stock split that will be effected on January 15, 1999.
(b) As the shares and options reflected in this table are deemed to be covered by a previously filed registration statement pursuant to Rule 416 of the Act, no additional registration fee is payable.
(c)  The shares are issuable pursuant to the respective plans as follows:
     1998 IMS Health Incorporated Non-Employee Directors' Stock Incentive Plan
     - 80,000 shares, 1998 IMS Health Incoporated Non-Employee Directors' Deferred Compensation Plan - 50,000 shares, 1998 IMS Health Incoporated Employees' Stock Incentive Plan - 13,000 shares.
(d)  Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
(e)  Issuable pursuant to the Employees' Stock Incentive Plan.
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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on this 12th day of January, 1999.

                                  IMS Health Incorporated
                                           (Registrant)


                                  By   /s/ Kenneth S. Siegel
                                     ----------------------------------------
                                           Kenneth S. Siegel
                                           Senior Vice President,
                                           General Counsel & Secretary



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                     Title                   Date
        ----------                     ------                 ------

    Robert E. Weissman     Chairman, Chief Executive
*------------------------  Officer (principal executive  January 12, 1999
    Robert E. Weissman     officer) and Director


     Victoria R. Fash      President, Chief Operating
*------------------------  Officer and Director          January 12, 1999
     Victoria R. Fash

     J. Michal Conaway     Chief Financial Officer
*------------------------                                January 12, 1999
     J. Michal Conaway

      James C. Malone      Senior Vice President and
*------------------------  Controller (principal         January 12, 1999
      James C. Malone      accounting officer)

Clifford L. Alexander, Jr. Director
*------------------------                                January 12, 1999
Clifford L. Alexander, Jr.

    John P. Imlay, Jr.     Director
*------------------------                                January 12, 1999
    John P. Imlay, Jr.
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     Robert Kamerschen     Director
*------------------------                                January 12, 1999
     Robert Kamerschen

     Robert J. Lanigan     Director
*------------------------                                January 12, 1999
     Robert J. Lanigan


    H. Eugene Lockhart     Director
*------------------------                                January 12, 1999
    H. Eugene Lockhart


    M. Bernard Puckett     Director
*------------------------                                January 12, 1999
    M. Bernard Puckett


   William C. Van Fassen   Director
*------------------------                                January 12, 1999
   William C. Van Fassen


*By  /s/ Kenneth S. Siegel
    ----------------------                               January 12, 1999
     Attorney-in-Fact